UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Lifeline Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 S. Fiddler's Green Circle, Suite 1970, Englewood, Colorado		80111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	720-488-1711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 29, 2005, John Bradley commenced a lawsuit naming Lifeline Therapeutics, Inc. (the "Company") and Lifeline Nutraceuticals Corporation, the Company's wholly owned subsidiary ("Lifeline Nutraceuticals") and others as defendants in District Court, Arapahoe County, Colorado (the "District Court"). Mr. Bradley alleged that he was entitled to additional compensation, in the form of approximately 450,000 shares of the Company's common stock, for services allegedly rendered to the Company and Lifeline Nutraceuticals. Principally, the suit alleged violations of the Colorado Securities Act, breach of contract and fraudulent inducement.

On January 30, 2006, the Company and Lifeline Nutraceuticals filed a Motion to Dismiss Mr. Bradley's claims with the District Court. After written briefing and a hearing, the District Court granted this Motion, without prejudice, on May 16, 2006. Mr. Bradley may appeal the decision, or attempt to re-file the action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeline Therapeutics, Inc.

May 19, 2006	By:	Stephen K. Onody

Name: Stephen K. Onody
Title: CEO